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                                                             EXHIBIT 23.5


                         CONSENT OF FINANCIAL ADVISOR


We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to be issued to the Board of Directors of Union Financial Bancshares, Inc., included as Appendix B to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                              /s/ WHEAT FIRST SECURITIES
                              -----------------------------------------------
                              WHEAT FIRST SECURITIES
                              A Division of First Union Capital Markets Corp.



Richmond, Virginia
September 1, 1999